SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2003

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21949	95-4591529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5995 Plaza Drive, Cypress, California 90630-5028
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 952-1121

___________________________

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT 99.1

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On June 3, 2003, PacifiCare Health Systems, Inc. (the “Company”) issued a press release announcing the closing of its new $300 million senior secured credit facilities, consisting of a $150 million revolver due in 2006 and a $150 million term loan due in 2008. A copy of the press release is attached as Exhibit 99.1 to this current report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	The following exhibits are filed with this Report:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued by the Company on June 3, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: June 4, 2003	By:	/s/ Peter A. Reynolds

Peter A. Reynolds Senior Vice President and Corporate Controller (Principal Accounting Officer)